EXHIBIT 9.1


                                  VOTING TRUST
                                  ------------


                  VOTING TRUST AGREEMENT, dated as of , 1998, by and among Counsel Corporation, an Ontario corporation (the "Canadian Seller"), Counsel Healthcare Assets, Inc., a Delaware corporation ("CHA", and together with the Canadian Seller, the "Stockholders"), and Bergen Brunswig Corporation, a New Jersey corporation, its successors in trust, as voting trustee (in such capacity, the "Voting Trustee").


                                 R E C I T A L S
                                 ---------------

                  WHEREAS, the Stockholders are the legal and beneficial owners of the number of shares, indicated on Schedule I hereto, of common stock, par value $.01 (the "PharMerica Stock"), of PharMerica, Inc. (the "Corporation"), which shares constitute on the day hereof, approximately 8% of the issued and outstanding PharMerica Stock; and

                  WHEREAS, the Canadian Seller, Bergen Brunswig Corporation, Stadtlander Drug Co., Inc., a Pennsylvania corporation, and another subsidiary of the Canadian Seller have entered into a certain Stock Purchase Agreement, dated as of November 8, 1998 (the "Stock Purchase Agreement"), pursuant to which the Stockholders have agreed that the Voting Trustee shall be empowered to exercise the Stockholders' rights to direct the vote of their PharMerica Stock upon the circumstances described herein;

                  NOW, THEREFORE, the parties hereto hereby agree that a voting trust with respect to the shares of PharMerica Stock now owned (or received as a dividend on such shares) by each of the Stockholders is hereby created and established, subject to the terms and conditions of this Agreement (the "Voting Trust"), and further agree as follows:

                  SECTION 1. Registration of Voting Trust Stock. Simultaneously with the execution of this Agreement, the Stockholders shall deposit with the Voting Trustee all of the shares of PharMerica Stock owned by each of them by delivery to the Voting Trustee of certificates representing such shares of PharMerica Stock, together with stock powers, duly endorsed in blank, transferring such certificates to the Voting Trustee. The Voting Trustee is fully authorized to take such action as is necessary to effect the transfer of such shares of PharMerica Stock to, and in the name of, the Voting Trustee on the books of the Corporation (and also to cause any further transfers of such shares to be made which become necessary through any change of the entities holding the office of Voting Trustee, as hereinafter provided). The Voting Trustee shall file duplicates of this Agreement with the Secretary of the Corporation and the registered office of the Corporation in the State of Delaware. The certificates for the PharMerica Stock transferred and delivered to the Voting Trustee pursuant to this Agreement shall be surrendered by the Voting Trustee to the Corporation and canceled, and new certificates therefor shall be issued to and held by the Voting Trustee in the name of the Voting Trustee (in its capacity as such) (such shares of PharMerica Stock and any other shares of PharMerica Stock that may in the future be deposited in the Voting Trust being referred to herein as the "Voting Trust Stock"). Upon receipt by the Voting Trustee of the certificates for such shares of PharMerica Stock and upon the transfer of such shares of PharMerica Stock into the name of the Voting Trustee, the Voting Trustee shall hold the Voting Trust Stock, as stockholder of record, subject to the terms and conditions of this Agreement. The Voting Trustee shall request the Corporation to state in the stock ledger of the Corporation that the shares of PharMerica Stock transferred or issued to the Voting Trustee were transferred or issued pursuant to this Agreement.

                 SECTION 2. Stock Certificates. On all certificates representing Voting Trust Stock, in addition to any other legend that may be required, the following legend shall be appended:

                  The shares of Common Stock evidenced by this stock certificate are subject to certain restrictions, including restrictions on voting and on transfer, contained in the Voting Trust Agreement, dated as of __, 199 , among Counsel Corporation, Counsel Healthcare Assets, Inc. and Bergen Brunswig Corporation, as voting trustee, and are issued pursuant to such Voting Trust Agreement. By accepting this stock certificate, the holder hereof agrees to be bound by all of the provisions of such Voting Trust Agreement, which is available for inspection by the holder hereof daily at the registered office of the Corporation in the State of Delaware during regular business hours.

                  SECTION 3. Issuance of Voting Trust Certificates. The Voting Trustee shall issue to each of the Stockholders, in exchange for the Voting Trust Stock delivered hereunder, a voting trust certificate substantially in the form attached as Exhibit A hereto (a "Voting Trust Certificate"). Except as otherwise provided herein, all options, rights of purchase and other powers and privileges affecting the Voting Trust Stock represented by a Voting Trust Certificate shall attach to such Voting Trust Certificate.

                  SECTION 4.  Voting of the Voting Trust Stock.

                  (a) The Voting Trustee shall have the exclusive right to exercise, in person or by its nominees or proxies or by written consent, all voting rights and powers granted under the Delaware General Corporation Law (the "DGCL") in respect of all Voting Trust Stock deposited hereunder, and to take part in, or consent to, any corporate or stockholder action of any kind whatsoever permissible under the DGCL (including, without limitation, calling such meetings and taking such other actions as may be permitted under the Corporation's Certificate of Incorporation and By-laws).

                  (b) Except as provided in Section 4(d) below, the Voting Trustee shall vote the Voting Trust Stock (or act by written consent) on all matters in accordance with the written instructions of the holder of Voting Trust Certificates relating to such Voting Trust Stock, or, if no such written instructions are obtained, vote " abstain".

                  (c)      Intentionally omitted.

                  (d) In the event that the shareholders of the Corporation are asked to vote or grant consents with respect to a PharMerica Business Combination (as defined in the Stock Purchase Agreement), the Voting Trustee shall vote the Voting Trust Stock (or act by written consent) with respect to such vote in the manner and to the extent that it shall determine in its sole discretion, regardless of any instructions that may be given by the holders of the Voting Trust Certificates to, or otherwise received by, the Voting Trustee.

                  (e) The holders of the Voting  Trust  Certificates  agree that
(i) in voting the Voting Trust Stock, the Voting Trustee shall incur no liability in its capacity as such except for its willful failure or a failure resulting from its lack of exercise of reasonable diligence to comply with the terms of this Agreement as trustee hereunder, and (ii) to the fullest extent permitted by law, neither the Voting Trustee, nor any officer, director, employee or agent of the Voting Trustee, shall be liable for the consequence of any vote cast, or consent given by the Voting Trustee, or any other action taken or omitted to be taken by the Voting Trustee, except for any such liability resulting from its willful failure or a failure resulting from its lack of exercise of reasonable diligence to comply with the terms of this Agreement as trustee hereunder.

                  SECTION 5.  Transfers of Certificates.

                  (a) The holders of the Voting Trust Certificates shall not transfer the Voting Trust Certificates other than (i) to any entity that is a direct or indirect wholly owned subsidiary of the Canadian Seller, or (ii) with the consent of the Voting Trustee, which consent shall not be unreasonably withheld. If, prior to the Expiration Time (as hereinafter defined), either of the holders of the Voting Trust Certificates notify the Voting Trustee that such holder desires to offer, sell, pledge or transfer any shares of the Voting Trust Stock of which it is the beneficial owner in a manner that is not precluded by
Section 6.15 of Stock Purchase Agreement and tenders to the Voting Trustee for cancellation the Voting Trust Certificates associated with the shares of Voting Trust Stock to be so transferred, the Voting Trustee shall promptly cause such shares of Voting Trust Stock to be transferred into the name of such holder and upon consummation of such transfer, such shares of Voting Trust Stock shall cease to be governed by the terms of this Agreement.

                  (b) If any mutilated Voting Trust Certificate is surrendered to the Voting Trustee, or the Voting Trustee receives evidence to its satisfaction that any Voting Trust Certificate has been destroyed, lost or stolen, and upon proof of ownership satisfactory to the Voting Trustee together with such security or indemnity as may be requested, in the case of destroyed, lost or stolen Voting Trust Certificates, by the Voting Trustee to save it harmless, the Voting Trustee shall execute and deliver a new Voting Trust Certificate for the same number of shares of Voting Trust Stock as the Voting Trust Certificate so mutilated, destroyed, lost or stolen, with such notations, if any, as the Voting Trustee shall determine.

                  (c) Prior to due presentment of a Voting Trust Certificate for transfer in compliance with the requirements of Section 5(a), the Voting Trustee may treat the registered holder of any Voting Trust Certificate as the owner thereof for all purposes whatsoever, and the Voting Trustee shall not be affected by notice to the contrary.

                  SECTION 6.  Termination.

                  (a) The Voting Trust created hereby shall terminate on the earliest of (i) 11:59 p.m. Eastern Standard Time, December 31, 2001 (the "Expiration Time"), (ii) the date on which the consummation of a PharMerica Business Combination occurs, (iii) the delivery to the holders of the Voting Trust Certificates and the Corporation of a written notice duly executed by the Voting Trustee expressly terminating the Voting Trust, and (iv) the first date on which the Voting Trustee shall no longer hold any Voting Trust Stock.

                  (b) Upon the termination of this Voting Trust, the Voting Trust Certificates representing the Voting Trust Stock shall be deemed canceled and, upon the surrender of such certificates to the Voting Trustee, the Voting Trustee shall deliver the certificates representing the Voting Trust Stock relating to such Voting Trust Certificates duly endorsed by the Voting Trustee for transfer to the transferee of the relevant Voting Trust Certificate.

                  SECTION 7.  Extension.

                  (a) The duration of this Agreement may be extended by an instrument in writing, signed by the holders of the Voting Trust Certificates and the Voting Trustee.

                  (b) If this Agreement shall be extended pursuant to Section 7(a), the Voting Trustee shall file a copy of the instrument effecting such extension with the Secretary of the Corporation and in the registered office of the Corporation in the State of Delaware.

                  SECTION 8. Dividends. The Voting Trustee shall not be entitled to retain any dividends or other distributions of cash or other property or securities (other than PharMerica Stock), if any, with respect to the Voting

Trust Stock and such distributions (other than distributions of PharMerica Stock), if any, shall be paid by the Voting Trustee to the registered holders of the Voting Trust Certificates immediately upon receipt by the Voting Trustee. Any distributions paid in PharMerica Stock shall be deposited into the Voting Trust and a Voting Trust Certificate shall be delivered to the beneficial owner of such PharMerica Stock evidencing such deposit.

                  SECTION 9. Compensation of Voting Trustee. The Voting Trustee acknowledges that it shall not be entitled to receive a fee from the holders of the Voting Trust Certificates with respect to its services hereunder.

                  SECTION 10. Successor Voting Trustee. The Voting Trustee may resign at any time by giving written notice 30 days prior to the date of such resignation to the holders of the Voting Trust Certificates. The resigning Voting Trustee is hereby authorized to appoint a successor Voting Trustee, which shall be a direct or indirect wholly owned subsidiary of the resigning Voting Trustee with assets of not less than $500,000,000. Upon the acceptance in writing by a successor Voting Trustee of any appointment as Voting Trustee hereunder and the agreement in writing of such successor Voting Trustee to be bound by the obligations contained in this Agreement, (i) the retiring Voting Trustee shall give written notice to (a) the Corporation of its retirement, and direct that all notices due to it by virtue of its position as Voting Trustee should be sent to the successor Voting Trustee and (b) to the holders of the Voting Trust Certificate providing the name, address and contact person at the successor Voting Trustee, and (ii) such successor Voting Trustee shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Voting Trustee and such successor Voting Trustee shall deliver to the Corporation written notice of its acceptance of the position of Voting Trustee, and (iii) upon (but only upon) such acceptance, the retiring Voting Trustee shall be discharged from further responsibilities under this Agreement provided that the retiring Voting Trustee shall not be relieved of any liability incurred hereunder prior to such acceptance by its successor.

                  SECTION 11.  Concerning the Trustee.

                  (a) The Voting Trustee shall have all requisite power, authority and discretion as shall be necessary or appropriate to enable it to take all such actions as it is required to take pursuant to this Agreement. The Voting Trustee shall have no liability hereunder except for its willful failure or a failure resulting from its lack of exercise of reasonable diligence to comply with the terms of this Agreement as trustee hereunder.

                  (b) The Voting Trustee shall be protected and shall incur no liability for, or in respect of, any action taken or omitted to be taken or anything suffered by it in reliance upon any notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

                  (c) The Voting Trustee shall be obligated to perform such duties and only such duties as are herein specifically set forth, and no implied



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


duties or obligations shall be read into this Agreement except to the extent the same shall inure to the benefit of the Voting Trustee. The Voting Trustee shall not be under any obligation to take any action hereunder for which it may incur any expense or liability unless (i) it is otherwise expressly obligated to take such action hereunder at its own expense or liability or (ii) in its reasonable opinion, it believes it should but will not be reimbursed in accordance with this Agreement.

                  SECTION 12.  Indemnification.  [Intentionally omitted.]

                  SECTION 13.  Other Obligations of the Voting Trustee.

                  (a) The Voting Trustee shall file a copy of this Agreement in the registered office of the Corporation in the State of Delaware. The Voting Trustee shall request that such office keep such copy open to the inspection of any stockholder of the Corporation, or any holder of a Voting Trust Certificate, daily during business hours.

                  (b) The Voting Trustee shall give written notice to the holders of the Voting Trust Certificates if a meeting of the Corporation's stockholders is called at which the Voting Trustee shall be asked to vote, or if in lieu of such meeting the Voting Trustee shall be asked to act by written consent, on any corporate action requiring approval of the Corporation's stockholders.

                  SECTION 14. No Legal Title to Voting Trust Stock in Holders of Voting Trust Certificates. The holders of Voting Trust Certificates shall not have legal title to any part of the Voting Trust Stock and, except as contemplated by Section 5, shall not be entitled to transfer or convey any interest in (including, without limitation, any encumbrance on) the Voting Trust Stock. No creditor of any holder of a Voting Trust Certificate shall be able to obtain legal title to or exercise legal or equitable remedies with respect to the Voting Trust Stock. Except as expressly provided for herein or in the Stock Purchase Agreement, no transfer, by operation of law or otherwise, of any right, title and interest of any holder of a Voting Trust Certificate in and to its undivided beneficial interest in the Voting Trust Stock or hereunder shall operate to terminate this Agreement or the Voting Trust or entitle any successor of any holder of a Voting Trust Certificate to an accounting or to the transfer to it of any legal title to any part of the Voting Trust Stock.

                  SECTION 15. Beneficiaries. Nothing in this Agreement, whether express or implied, shall be construed to give any person other than the Voting Trustee or the holders of the Voting Trust Certificates any right in the Voting Trust Stock or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

                  SECTION  16.  Assignment.  Except  as  expressly  provided  in
Section 5, no assignment or transfer of any interest, right or obligation of any holder of a Voting Trust Certificate under this Agreement shall be allowed and



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


any such assignment or transfer in contravention hereof shall be void and of no effect.

                  SECTION 17. Amendments. This Agreement may not be amended, supplemented or otherwise modified except in a writing signed by the Voting Trustee and all of the holders of the Voting Trust Certificates. If this Agreement shall be amended, the Voting Trustee shall file a copy of the instrument effecting such amendment in the registered office of the Corporation in the State of Delaware.

                  SECTION 18. Notices. All notices, consents, approvals and other communications given or made pursuant hereto shall be in writing and shall be (a) delivered personally against receipt thereof, (b) sent by overnight courier, (c) transmitted by telecopier or (d) sent by registered or certified mail (postage prepaid, return receipt requested), in each case to the parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

                  (a) if to any holder of a Voting Trust Certificate, at the address for such holder specified in the record of beneficial owners maintained by the Voting Trustee.

                  (b)      if to the Voting Trustee, to the following address:

                  4000 Metropolitan Drive
                  Orange, CA 92868
                  Attn:    Milan A. Sawdei, Esq.
                           Chief Legal Officer and Secretary

All such notices, consents, approvals and other communications shall be deemed to have been given on (x) the date of receipt if delivered personally or by overnight courier, (y) the date of transmission with confirmation answerback if transmitted by telecopier or (z) the third business day following posting if sent by mail.

                  SECTION 19. Interpretation. The terms defined in this Agreement include the plural as well as the singular. When a reference is made in this Agreement to a Section, Schedule or Exhibit, such reference shall be to a Section, Schedule or Exhibit of this Agreement unless otherwise indicated. The headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

                  SECTION 20. Severability. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, in whole or in part, under the laws of the State of Delaware, such invalidity, illegality or enforceability shall not in any way whatsoever affect the validity of the other provisions of this Agreement and such other provisions shall remain in full force and effect.



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



                  SECTION 21. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. One or more counterparts of this document may be delivered via telecopier, with the intention that they shall have the same effect as an original, executed counterpart hereof.

                  SECTION 22. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT BE APPLIED UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS. EACH OF THE PARTIES HERETO AGREES THAT ANY LEGAL ACTION BETWEEN OR AMONG THE PARTIES RELATING TO THE ENTRY INTO OR PERFORMANCE OF THIS AGREEMENT, OR THE INTERPRETATION OR ENFORCEMENT OF THE TERMS HEREOF, SHALL BE BROUGHT ONLY IN A STATE COURT LOCATED IN NEW CASTLE COUNTY, DELAWARE, HAVING JURISDICTION OF THE SUBJECT MATTER THEREOF, AND EACH PARTY IRREVOCABLY CONSENTS TO PERSONAL JURISDICTION IN ANY SUCH STATE COURT, WAIVES ANY RIGHT TO OBJECT TO SUCH VENUE OR TO ASSERT THE DEFENSE OF FORUM NON-CONVENIENS, AND AGREES THAT SERVICE OF PROCESS MAY BE MADE BY CERTIFIED OR REGISTERED MAIL ADDRESSED TO SUCH PARTY AT ITS ADDRESS SET FORTH IN, OR DETERMINED IN ACCORDANCE WITH, SECTION 18 HEREOF.

                  SECTION 23. Representations. Each of the parties hereto represents that this Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

                 SECTION 24. Definitions. When used in this Agreement, the following terms shall have the following meanings:

                 "Affiliate" has the meaning specified in Section 10.

                 "PharMerica Stock" has the meaning specified in the Recitals.

                 "Corporation" has the meaning specified in the Recitals.

                 "DGCL" has the meaning specified in Section 4.

                 "Stockholder" means Counsel and CHA.

                 "Voting Trust" has the meaning specified in the Recitals.

                 "Voting Trust Certificate" has the meaning specified in
                  Section 3.




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

                 "Voting Trustee" has the meaning  specified in the introductory paragraph hereof.


                 "Voting Trust Stock" has the meaning specified in Section 1.



























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                  IN  WITNESS  WHEREOF,  the  Voting  Trustee  and  each  of the
Stockholders have duly executed this Voting Trust Agreement as of the day and year first above written.


                                   COUNSEL CORPORATION,
                                   Stockholder


                                   By:___________________________________
                                   Name:_________________________________
                                   Title:________________________________


                                   COUNSEL HEALTHCARE ASSETS, INC.,
                                   Stockholder


                                   By:___________________________________
                                   Name:_________________________________
                                   Title:________________________________


                                   BERGEN BRUNSWIG CORPORATION,
                                   Voting Trustee


                                   By:___________________________________
                                   Name:_________________________________
                                   Title:________________________________




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



                                   SCHEDULE I
                                   ----------


Stockholder                       No. of Shares                   Certif. No.
-----------                       -------------                   -----------

Counsel
CHA



























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                                                                       EXHIBIT A



                            VOTING TRUST CERTIFICATE
                                  IN RESPECT OF
                        COMMON STOCK OF PHARMERICA, INC.
                        --------------------------------


No._____


                  THIS IS TO CERTIFY THAT or its registered assigns on or after January 1, 2002, or upon the earlier termination of the Voting Trust Agreement hereinafter referred to (the "Agreement"), upon surrender of this Certificate, will be entitled to receive a certificate or certificates for shares of Common Stock, par value $.01 per share (the "PharMerica Stock") of PharMerica Inc. (the "Corporation") (or, if prior to the termination of the Agreement, the Corporation shall change the outstanding shares of its PharMerica Stock into the same or a different number of shares of stock or of the same or any other class or classes, a number of shares of such class or classes of stock equivalent to such number which would have been issued for the aforesaid number and classes of shares of PharMerica Stock); and until such time is entitled to receive payments of any dividends or distributions (other than such as shall be in the form of shares of the capital stock of the Corporation having present or contingent voting power, which shall continue to be held by the undersigned Trustee or any successors thereto (the "Trustee")) received by the Trustee in respect of the aforesaid number and classes of shares of PharMerica Stock.

                  Until the termination of the Agreement and the delivery of such stock certificates, the Trustee shall have the full, exclusive and unqualified right and power to vote and to execute consents and dissents with respect to all shares of stock of the Corporation having voting power held by the Trustee, at all meetings of stockholders of the Corporation (or written actions in lieu thereof), for any purpose, whether annual or special, and generally to exercise all the powers of an absolute owner thereof, subject only to the limitations and restrictions which are set forth in the Agreement, including, without limitation, Section 4 of the Agreement; it being expressly stipulated that, except as specifically set forth in the Agreement, no voting right passes to the holder hereof by or under this Certificate or by or under any agreement, expressed or implied.

                  This Certificate is issued pursuant and is subject to all of the terms and conditions of the Voting Trust Agreement, dated as of , 1998, by and among Counsel Corporation, Counsel Healthcare Assets, Inc. and Bergen Brunswig Corporation, as Trustee, the terms of which the holder hereof agrees and consents to. A copy of the Agreement is on file in the registered office of



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



the Corporation in Delaware.

                  This Certificate and the rights and interests represented hereby are transferable only on the books of the Trustee upon surrender hereof at the principal business office of the Trustee, properly endorsed, subject to such rules and requirements concerning transfers as the Trustee may from time to time adopt, by the registered holder hereof in person or by attorney duly authorized.

                 IN WITNESS WHEREOF, the Trustee has executed this Certificate this day of --- , 1998.



                                 BERGEN BRUNSWIG CORPORATION,
                                 Voting Trustee


                                 By:____________________________________
                                 Name:__________________________________
                                 Title:__________________________________





















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